Exhibit 99.1

Contacts:	Norman Black, Public Relations
404-828-7593
Andy Dolny, Investor Relations
404-828-8901
UPS 3Q EARNINGS CLIMB 69%
ON REVENUE GROWTH OF 9%
Strong Growth Across all Segments;
UPS Raises Annual Guidance
     ATLANTA, Oct. 21, 2010 — UPS (NYSE:UPS) today announced adjusted diluted earnings per share of $0.93 for the third quarter of 2010, a 69% improvement over the prior-year period. Global revenue grew 9.3%, generating $1.5 billion in adjusted operating profit, a 62% increase.
     On a reported basis, diluted earnings per share were $0.99, an 80% increase over the $0.55 in the same period last year. During the quarter, UPS recorded an after-tax benefit of $61 million on the sale of real estate.
     “UPS once again exceeded expectations due to superior execution across all business units and our ability to provide solutions that create value for our customers,” said Scott Davis, UPS chairman and CEO. “We continue to deliver significant earnings growth and margin expansion in the current economic environment. This is a true testament to what can be accomplished when you have excellent people, superior service and an unmatched global portfolio.”
     Based on the company’s performance, UPS has increased its guidance for 2010 adjusted diluted earnings to a range of $3.48 to $3.54 per share, a 51%-to-53% increase over last year.

	Adjusted
Consolidated Results	3Q 2010		3Q 2010		3Q 2009
Revenue	$12.19	B			$11.15	B
Operating profit	$1.62	B	$1.51	B	$929	M
Operating margin	13.3%		12.4%		8.3%
Average volume per day	15.0	M			14.3	M
Diluted earnings per share	$0.99		$0.93		$0.55
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2-2-2
     For the three months ended Sept. 30, 2010, revenue increased 9.3% on average daily volume growth of 5%. UPS delivered 958 million packages in the quarter.
     Adjusted operating margin expanded 410 basis points to 12.4%. On a reported basis, operating margin was 13.3%.
     During the quarter, UPS unveiled a new communications platform with the theme “We Love Logistics.” This campaign is UPS’s first coordinated global advertising effort and is designed to demonstrate the power of logistics to businesses around the world.
Cash Position
     For the nine months ending Sept. 30, UPS generated $3.5 billion in free cash flow. The company also:
•	Paid dividends totaling $1.36 billion.

•	Invested $1 billion in capital expenditures.

•	Repurchased 9.3 million shares at a cost of $589 million.

	Adjusted
U.S. Domestic Package	3Q 2010		3Q 2010		3Q 2009
Revenue	$7.29	B			$6.87	B
Operating profit	$1.02	B	911	M	$514	M
Operating margin	14.0%		12.5%		7.5%
Average volume per day	12.73	M			12.29	M
     Adjusted operating profit increased 77% to $911 million on revenue growth of 6%. The margin expansion of 500 basis points was driven by volume growth, improved yields and the benefits of more streamlined operations. Reported operating profit was $1.02 billion, a 98% increase.
     Average daily package volume expanded 3.6% during the quarter due to growth in Ground and Next Day Air®. Revenue per piece improved 4%, primarily through increases in base pricing and higher fuel surcharges.
     During the quarter, UPS introduced Returns® Flexible Access, expanding the options for consumers to return goods to retailers. The combination of UPS and postal access channels creates the most extensive returns network available to consumers today.

International Package	3Q 2010		3Q 2009
Revenue	$2.68	B	$2.42	B
Operating profit	$419	M	$313	M
Operating margin	15.7%		12.9%
Average volume per day	2.24	M	1.97	M
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3-3-3
     The operating profit for the segment increased 34% to $419 million on an 11% increase in revenue. Operating margin improved 280 basis points to 15.7%. Export average daily volume increased 13%, outpacing the market, due to growth in all regions with Asia leading the way, up more than 30%.
     Non-U.S. domestic volume increased 14% with strength across Europe, Canada and Mexico.
     As part of an on-going strategy to grow its business in emerging markets, UPS entered into an expanded alliance with its local domestic courier in Indonesia. This agreement extends the footprint for pick-up and delivery of international express packages throughout the country.

Supply Chain and Freight	3Q 2010		3Q 2009
Revenue	$2.23	B	$1.86	B
Operating profit	$177	M	$102	M
Operating margin	8.0%		5.5%
     Revenue grew 19% with the Forwarding business unit leading the way. Operating profit jumped 74% to $177 million, powered by Forwarding and Logistics.
     The operating margin for the segment increased 250 basis points to 8.0%. This margin expansion was primarily driven by improved revenue management, increased tonnage and improved operational efficiencies in Forwarding and Logistics.
     UPS Freight revenue grew 14% due to improved yield and increases in gross weight hauled.
     During the quarter, UPS launched Preferred LCL Ocean Freight, a new service that provides up to 20% faster door-to-door delivery than other less-than-container-load (LCL) services on the market.
Outlook
     “UPS generated superior performance across all segments,” said Kurt Kuehn, UPS’s chief financial officer. “This is a direct result of the successful execution of our long-range strategy.
     “I am confident in UPS’s ability to generate strong cash flow and continued earnings growth while investing in growth opportunities around the world,” Kuehn added. “Based on the projections of retailers and economists, we expect modest growth during the holiday peak season. We are raising our full-year 2010 guidance with adjusted earnings per share expected to grow more than 50% over last year. ”
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4-4-4
     UPS (NYSE:UPS) is a global leader in logistics, offering a broad range of solutions including the transportation of packages and freight; the facilitation of international trade, and the deployment of advanced technology to more efficiently manage the world of business. Headquartered in Atlanta, UPS serves more than 220 countries and territories worldwide. The company can be found on the Web at UPS.com and its corporate blog can be found at blog.ups.com. To get UPS news direct, visit pressroom.ups.com/RSS.
EDITOR’S NOTE:
     UPS Chairman and CEO Scott Davis and CFO Kurt Kuehn will discuss third quarter results with investors and analysts during a conference call at 8:30 a.m. EDT today. That call is open to listeners through a live Webcast. To access the call, go to www.investors.ups.com and click on “Earnings Webcast.”
     UPS routinely posts investor announcements on its web site — investor.shareholder.com/ups — and encourages those interested in the company to check there frequently.
     We supplement the reporting of our financial information determined under generally accepted accounting principles (“GAAP”) with certain non-GAAP financial measures, including, as applicable, “as adjusted” operating profit, operating margin, pre-tax income, net income and earnings per share. The equivalent measures determined in accordance with GAAP are also referred to as “reported” or “unadjusted”. We believe that these adjusted measures provide meaningful information to assist investors and analysts in understanding our financial results and assessing our prospects for future performance. We believe these adjusted financial measures are important indicators of our recurring operations because they exclude items that may not be indicative of or are unrelated to our core operating results, and provide a better baseline for analyzing trends in our underlying businesses. Furthermore, we use these adjusted financial measures to determine awards for our management personnel under our incentive compensation plans.
     In the first quarter of 2010, we recorded a $98 million pre-tax restructuring charge in our U.S. Domestic Package operations related to the reorganization of our domestic management structure. We also incurred a $38 million pre-tax loss on the sale of a specialized transportation business in Germany in our Supply Chain & Freight segment. Additionally, we recorded a $76 million charge to income tax expense, resulting from a change in the filing status of a German subsidiary. In the third quarter of 2010, we recorded a $109 million pre-tax gain on the sale of real estate. In the first quarter of 2009, we recorded a $181 million pre-tax impairment charge related to our McDonnell-Douglas DC-8-71 and DC-8-73 aircraft fleets. In the second quarter of 2009, we recorded a $77 million pre-tax charge for the remeasurement of certain obligations denominated in foreign currencies, in which hedge accounting was not able to be applied. We presented third quarter and year-to-date 2010 and 2009 operating profit, operating margin, pre-tax income, net income and earnings per share excluding the impact of these items as we believe these adjusted measures better enable shareowners to focus on period-over-period operating performance. The underlying matters that produced these charges and gain were unique, and we do not believe they are reflective of the types of items that will affect future results.
     Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. These adjusted financial measures should not be considered in isolation or as a substitute for GAAP operating profit, operating margin, net income and earnings per share, the most directly comparable GAAP financial measures. These non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of our business. We strongly encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.
     Except for historical information contained herein, the statements made in this release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements, including statements regarding the intent, belief or current expectations of UPS and its management regarding the company’s strategic directions, prospects and future results, involve certain risks and uncertainties. Certain factors may cause actual results to differ materially from those contained in the forward-looking statements, including economic and other conditions in the markets in which we operate, governmental regulations, our competitive environment, strikes, work stoppages and slowdowns, changes in aviation and motor fuel prices, cyclical and seasonal fluctuations in our operating results, and other risks discussed in the company’s Form 10-K and other filings with the Securities and Exchange Commission, which discussions are incorporated herein by reference.

United Parcel Service, Inc.
Selected Financial Data – Third Quarter
(unaudited)

	Three Months Ended
	September 30,		Change
	2010	2009	$	%
(amounts in millions, except per share data)
Statement of Income Data:
Revenue:
U.S. Domestic Package	$7,291	$6,868	$423	6.2%
International Package	2,676	2,422	254	10.5%
Supply Chain & Freight	2,225	1,863	362	19.4%

Total revenue	12,192	11,153	1,039	9.3%

Operating expenses:
Compensation and benefits	6,411	6,341	70	1.1%
Other	4,165	3,883	282	7.3%

Total operating expenses	10,576	10,224	352	3.4%

Operating profit:
U.S. Domestic Package	1,020	514	506	98.4%
International Package	419	313	106	33.9%
Supply Chain & Freight	177	102	75	73.5%

Total operating profit	1,616	929	687	74.0%

Other income (expense):
Investment income	15	6	9	150.0%
Interest expense	(91)	(93)	2	-2.2%

Total other income (expense)	(76)	(87)	11	-12.6%

Income before income taxes	1,540	842	698	82.9%

Income tax expense	549	293	256	87.4%

Net income	$991	$549	$442	80.5%

Net income as a percentage of revenue	8.1%	4.9%

Per share amounts
Basic earnings per share	$1.00	$0.55	$0.45	81.8%
Diluted earnings per share	$0.99	$0.55	$0.44	80.0%

Weighted-average shares outstanding
Basic	994	997	(3)	-0.3%
Diluted	1,004	1,004	—	0.0%

As adjusted income data:
Operating profit:
U.S. Domestic Package (1)	$911	$514	$397	77.2%
International Package	419	313	106	33.9%
Supply Chain & Freight	177	102	75	73.5%

Total operating profit	1,507	929	578	62.2%

Income before income taxes (1)	$1,431	$842	$589	70.0%
Net income (2)	$930	$549	$381	69.4%
Basic earnings per share (2)	$0.94	$0.55	$0.39	70.9%
Diluted earnings per share (2)	$0.93	$0.55	$0.38	69.1%

(1)	Third quarter 2010 U.S. Domestic Package operating profit and consolidated income before income taxes exclude a $109 million gain on the sale of real estate.

(2)	Third quarter 2010 net income and earnings per share amounts exclude the after-tax effect of the real estate sale discussed in (1), which totaled $61 million.
Certain prior year amounts have been reclassified to conform to the current year presentation.

United Parcel Service, Inc.
Selected Operating Data – Third Quarter
(unaudited)

	Three Months Ended
	September 30,		Change
	2010	$	$ / #	%
Revenue (in millions):
U.S. Domestic Package:
Next Day Air	$1,466	$1,348	$118	8.8%
Deferred	696	664	32	4.8%
Ground	5,129	4,856	273	5.6%

Total U.S. Domestic Package	7,291	6,868	423	6.2%
International Package:
Domestic	569	536	33	6.2%
Export	1,975	1,770	205	11.6%
Cargo	132	116	16	13.8%

Total International Package	2,676	2,422	254	10.5%
Supply Chain & Freight:
Forwarding and Logistics	1,536	1,250	286	22.9%
Freight	581	509	72	14.1%
Other	108	104	4	3.8%

Total Supply Chain & Freight	2,225	1,863	362	19.4%

Consolidated	$12,192	$11,153	$1,039	9.3%

Consolidated volume (in millions)	958	927	31	3.3%

Operating weekdays	64	65	(1)

Average Daily Package Volume (in thousands):
U.S. Domestic Package:
Next Day Air	1,181	1,144	37	3.2%
Deferred	856	856	—	0.0%
Ground	10,693	10,287	406	3.9%

Total U.S. Domestic Package	12,730	12,287	443	3.6%
International Package:
Domestic	1,376	1,207	169	14.0%
Export	863	767	96	12.5%

Total International Package	2,239	1,974	265	13.4%

Consolidated	14,969	14,261	708	5.0%

Average Revenue Per Piece:
U.S. Domestic Package:
Next Day Air	$19.40	$18.13	$1.27	7.0%
Deferred	12.70	11.93	0.77	6.5%
Ground	7.49	7.26	0.23	3.2%
Total U.S. Domestic Package	8.95	8.60	0.35	4.1%
International Package:
Domestic	6.46	6.83	(0.37)	-5.4%
Export	35.76	35.50	0.26	0.7%
Total International Package	17.75	17.97	(0.22)	-1.2%
Consolidated	$10.27	$9.90	$0.37	3.7%

Certain prior year amounts have been reclassified to conform to the current year presentation.

United Parcel Service, Inc.
Selected Financial Data – Year to Date
(unaudited)

	Nine Months Ended
	September 30,		Change
	2010	2009	$	%
(amounts in millions, except per share data)
Statement of Income Data:
Revenue:
U.S. Domestic Package	$21,662	$20,606	$1,056	5.1%
International Package	8,086	6,908	1,178	17.1%
Supply Chain & Freight	6,376	5,406	970	17.9%

Total revenue	36,124	32,920	3,204	9.7%

Operating expenses:
Compensation and benefits	19,465	19,003	462	2.4%
Other	12,599	11,375	1,224	10.8%

Total operating expenses	32,064	30,378	1,686	5.6%

Operating profit:
U.S. Domestic Package	2,330	1,374	956	69.6%
International Package	1,367	900	467	51.9%
Supply Chain & Freight	363	268	95	35.4%

Total operating profit	4,060	2,542	1,518	59.7%

Other income (expense):
Investment income (loss)	(7)	(3)	(4)	133.3%
Interest expense	(260)	(356)	96	-27.0%

Total other income (expense)	(267)	(359)	92	-25.6%

Income before income taxes	3,793	2,183	1,610	73.8%

Income taxes	1,424	788	636	80.7%

Net income	$2,369	$1,395	$974	69.8%

Net income as a percentage of revenue	6.6%	4.2%

Per share amounts
Basic earnings per share	$2.38	$1.40	$0.98	70.0%
Diluted earnings per share	$2.36	$1.39	$0.97	69.8%

Weighted average shares outstanding
Basic	994	998	(4)	-0.4%
Diluted	1,003	1,004	(1)	-0.1%

As adjusted income data:
Operating profit:
U.S. Domestic Package (1)	$2,319	$1,555	$764	49.1%
International Package	1,367	900	467	51.9%
Supply Chain and Freight (2)	401	268	133	49.6%

Total operating profit	4,087	2,723	1,364	50.1%

Income before income taxes (1), (2), (3)	$3,820	$2,441	$1,379	56.5%
Net income (4)	$2,483	$1,559	$924	59.3%
Basic earnings per share (4)	$2.50	$1.56	$0.94	60.3%
Diluted earnings per share (4)	$2.48	$1.55	$0.93	60.0%

(1)	2010 U.S. Domestic Package operating profit and consolidated income before income taxes exclude a $98 million restructuring charge related to the reorganization of our domestic management structure, as well as a $109 million gain on the sale of real estate. 2009 U.S. Domestic Package operating profit and consolidated income before income taxes exclude a $181 million impairment charge on our McDonnell-Douglas DC-8-71 and DC-8-73 airframes, engines, and parts, due to an acceleration of the planned retirement of these aircraft.

(2)	2010 Supply Chain & Freight operating profit and consolidated income before income taxes exclude a $38 million loss on the sale of a specialized transportation business in Germany.

(3)	2009 interest expense and consolidated income before income taxes exclude a $77 million charge for the remeasurement of certain obligations denominated in foreign currencies, in which hedge accounting was not able to be applied.

(4)	2010 net income and earnings per share amounts exclude the after-tax impact of the U.S. Domestic Package restructuring charge and real estate gain described in (1) and the business sale described in (2), which combined to decrease net income by $38 million. Additionally, 2010 net income and earnings per share exclude a $76 million charge to income tax expense, resulting from a change in the tax filing status of a German subsidiary. 2009 net income and earnings per share amounts exclude the after-tax effect of the impairment and currency remeasurement charges discussed in (1) and (3), which totaled $164 million.
Certain prior year amounts have been reclassified to conform to the current year presentation.

United Parcel Service, Inc.
Selected Operating Data – Year to Date
(unaudited)

	Nine Months Ended
	September 30,		Change
	2010	2009	$ / #	%
Revenue (in millions):
U.S. Domestic Package:
Next Day Air	$4,311	$4,044	$267	6.6%
Deferred	2,088	2,009	79	3.9%
Ground	15,263	14,553	710	4.9%

Total U.S. Domestic Package	21,662	20,606	1,056	5.1%
International Package:
Domestic	1,714	1,478	236	16.0%
Export	5,992	5,133	859	16.7%
Cargo	380	297	83	27.9%

Total International Package	8,086	6,908	1,178	17.1%
Supply Chain & Freight:
Forwarding and Logistics	4,425	3,630	795	21.9%
Freight	1,628	1,470	158	10.7%
Other	323	306	17	5.6%

Total Supply Chain & Freight	6,376	5,406	970	17.9%

Consolidated	$36,124	$32,920	$3,204	9.7%

Consolidated volume (in millions)	2,846	2,757	89	3.2%

Operating weekdays	191	192	(1)

Average Daily Package Volume (in thousands):
U.S. Domestic Package:
Next Day Air	1,169	1,171	(2)	-0.2%
Deferred	866	878	(12)	-1.4%
Ground	10,656	10,424	232	2.2%

Total U.S. Domestic Package	12,691	12,473	218	1.7%
International Package:
Domestic	1,359	1,128	231	20.5%
Export	848	757	91	12.0%

Total International Package	2,207	1,885	322	17.1%

Consolidated	14,898	14,358	540	3.8%

Average Revenue Per Piece:
U.S. Domestic Package:
Next Day Air	$19.31	$17.99	$1.32	7.3%
Deferred	12.62	11.92	0.70	5.9%
Ground	7.50	7.27	0.23	3.2%
Total U.S. Domestic Package	8.94	8.60	0.34	4.0%
International Package:
Domestic	6.60	6.82	(0.22)	-3.2%
Export	36.99	35.32	1.67	4.7%
Total International Package	18.28	18.27	0.01	0.1%
Consolidated	$10.32	$9.87	$0.45	4.6%

Certain prior year amounts have been reclassified to conform to the current year presentation.

United Parcel Service, Inc.
Reconciliation of Free Cash Flow
(unaudited)

Preliminary
Year-to-Date
(amounts in millions)	September 30, 2010
Net cash from operations	$3,925
Capital expenditures	(1,011)
Proceeds from disposals of PP&E	294
Net change in finance receivables	76
Other investing activities	179

Free cash flow	$3,463

Amounts are subject to reclassification.
Certain prior year amounts have been reclassified to conform to the current year presentation.